SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)MARCH 21, 1996



                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



     PENNSYLVANIA                   1-3551                  25-0464690
(State or other jurisdiction      (Commission              (IRS Employer
   of incorporation               File Number)           Identification No.)



420 BOULEVARD OF THE ALLIES, PITTSBURGH, PENNSYLVANIA           15219
       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code   (412) 261-3000



                                       N/A
         (Former name or former address, if changed since last report)



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ITEM 2. Other Events.

        The Board of Directors of the registrant has adopted a Preferred Stock Purchase Rights Plan. The Plan provides for a distribution of rights to purchase shares of Series One Preferred Stock, which is a series of the registrant's Preferred Stock (or, in certain circumstances, Common Stock). Each share of the registrant's Common Stock held of record by shareholders as of the close of business on April 1, 1996, as well as shares thereafter acquired, will carry with it one right. The rights will be issued and become effective at the close of business on April 1, 1996. The Rights Plan terminates on April 1, 2006, unless the rights are earlier redeemed or the Plan is further extended by the Board.

ITEM 7. Financial  Statements,  Pro Forma Financial Information and Exhibits

   (c)  Exhibits

        A press release announcing the adoption of the Preferred Stock Purchase Rights Plan is filed as Exhibit 99 to this report.




                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                       EQUITABLE RESOURCES, INC.
                                             (Registrant)


                              By           /s/Dan C. Eaton
                                              Dan C. Eaton
                                             Vice President-
                                    Strategic and Financial Planning


    March 22, 1996

                                  EXHIBIT INDEX


   Exhibit                                                  Sequential
     No.                    Document Description             Page No.


     99                 Press release announcing adoption        4
                        of the Preferred Stock Purchase
                        Rights Plan